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                                                                  EXHIBIT 3(i).7




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                                       RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                              ARM FINANCIAL GROUP, INC.


                            ------------------------------


         ARM FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is ARM Financial Group, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 15, 1993.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation. Pursuant to and in accordance with the provisions of Section 228 of the DGCL, written consent to this Restated Certificate of Incorporation has been given in lieu of a vote of stockholders at a meeting and written notice of such written consent has been given to all stockholders who have not consented in writing to this Restated Certificate of Incorporation.

         3. The text of the original Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                      ARTICLE I

                                         NAME

         SECTION 1.1 NAME. The name of the Corporation is ARM Financial Group, Inc.

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                                      ARTICLE II

                        REGISTERED OFFICE AND REGISTERED AGENT

         SECTION 2.1 OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                     ARTICLE III


                                  CORPORATE PURPOSE
         SECTION 3.1 PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                      ARTICLE IV

                                    CAPITALIZATION

         SECTION 4.1 AUTHORIZED CAPITAL. SHARES. (a) The Corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Convertible Common Stock", "Class B Convertible Non-Voting Common Stock" (referred to herein collectively together with the Class A Convertible Common Stock as the "Common Stock") and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is two hundred ten million (210,000,000) shares. One hundred fifty million (150,000,000) shares shall be Class A Convertible Common Stock, par value $.01 per share, Fifty million (50,000,000) shares shall be Class B Convertible Non-Voting Common Stock, par value $.01 per share, and ten million (10,000,000) shares shall be Preferred Stock, par value $.01 per share.

         (b) Concurrently with the effectiveness of this Restated Certificate of Incorporation, each share of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of the Corporation outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation shall be redesignated as one share of Class A Convertible Common Stock.

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         SECTION 4.2  COMMON STOCK.  The designations and the powers, preferences and rights of the Common Stock are as follows:

         (a)  VOTING RIGHTS.

         (i) CLASS A CONVERTIBLE COMMON STOCK. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Convertible Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, including the election of directors, and each holder of Class A Convertible Common Stock shall be entitled to one vote for each share of such stock held by such holder.

         (ii) CLASS B CONVERTIBLE NON-VOTING COMMON STOCK. Except as set forth herein or as otherwise required by law, each outstanding share of Class B Convertible Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Convertible Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Notwithstanding the foregoing, holders of shares of the Class B Convertible Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this subparagraph (a)(ii) and on any amendment, repeal or modification of any provision of this Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Class B Convertible Non-Voting Common Stock.

         The number of authorized shares of Class B Convertible Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares of Class B Convertible Non-Voting Common Stock issuable or exercisable pursuant to any security of the Corporation providing for the issuance or delivery of Class B Convertible Non-Voting Common Stock) by the affirmative vote of the holders of a majority of the outstanding shares of Class A Convertible Common Stock and without any vote or consent of the holders of shares of Class B Convertible Non-Voting Common Stock.

         (b) DIVIDENDS AND DISTRIBUTIONS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the Board of Directors of the Corporation (the "Board of Directors") may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions (including without limitation any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation) are declared, whether payable in cash, in property or in shares of stock of the Corporation (other than in shares of Common Stock) the holders of Common Stock

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shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class. No dividends or other distributions shall be declared or paid in shares of Common Stock, or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable to all of the holders of Common Stock ratably according to the number of shares held by them, in shares of Class A Convertible Common Stock to holders of that class of stock, and in shares of Class B Convertible Non-Voting Common Stock to holders of that class of stock.

         (c) LIQUIDATION. Subject to the prior rights of holders of all classes of stock outstanding having prior rights with respect to the assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Common Stock shall be entitled to share ratably according to the number of shares held by them, in all assets of the Corporation available for distribution to its stockholders.

         (d)  CONVERSION.

         (i) CONVERSION OF CLASS A CONVERTIBLE COMMON STOCK. Subject to and upon compliance with the provisions of this subparagraph (d), each Morgan Stanley Stockholder (as hereinafter defined) shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Convertible Common Stock held by such stockholder into an equal number of shares of Class B Convertible Non-Voting Common Stock; PROVIDED that:

              (A) following receipt of a Deferral Notice (as defined in paragraph (d)(iv) below), the aggregate number of shares of Class A Convertible Common Stock permitted to be converted at the end of the related Deferral Period (as defined in paragraph (d)(iv) below) by each such stockholder (other than a stockholder that requested a conversion and thereby triggered such Deferral Notice, which stockholder shall be entitled to convert all shares such stockholder has requested to convert) in accordance with paragraph (d)(iv) shall be equal to the number of shares of Class A Convertible Common Stock held by such stockholder that are required to be converted so that such stockholder (after giving effect to the proposed redemption, repurchase or other acquisition, if any, and to all other conversions during or upon the expiration of such Deferral Period) holds the same percentage of the total outstanding Class A Convertible Common Stock as such stockholder held immediately prior to the receipt of the relevant Deferral Notice, and


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              (B)  notwithstanding anything to the contrary in the immediately preceding clause (A), in the case of any such conversion (including any conversion in accordance with paragraph (d)(iv)) or in the case of any acquisition of additional shares of Class A Convertible Common Stock by any Morgan Stanley Stockholder, shares of Class A Convertible Common Stock held by Morgan Stanley Stockholders shall be automatically converted into shares of Class B Convertible Non-Voting Common Stock to the extent necessary so that, after giving effect to all such conversions (and to any other related redemptions, repurchases or other acquisitions), the Morgan Stanley Stockholders shall not own in the aggregate a number of shares of Class A Convertible Common Stock greater than the MS Percentage (as hereinafter defined).

         (ii) CONVERSION OF CLASS B CONVERTIBLE NON-VOTING COMMON STOCK. Subject to and upon compliance with the provisions of this subparagraph
    (d), each Morgan Stanley Stockholder shall be entitled at any time and from time to time, if at such time the Morgan Stanley Stockholders shall beneficially own, in the aggregate, a number of shares of Class A Convertible Common Stock less than the MS Percentage, to convert a number of its shares of Class B Convertible Non-Voting Common Stock held by such Morgan Stanley Stockholder, PRO RATA in proportion to the number of shares of Class B Convertible Non-Voting Common Stock held by all Morgan Stanley Stockholders, into an equal number of shares of Class A Convertible Common Stock such that, if all Morgan Stanley Stockholders were to exercise the right to convert as set forth in this subparagraph (d)(ii), the Morgan Stanley Stockholders would, following such conversion, beneficially own in the aggregate a number of shares of Class A Convertible Common Stock no greater than the MS Percentage.

         (iii) CONVERSION PROCEDURE. Each conversion of shares of any class of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Morgan Stanley Stockholder of its receipt of

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    such notice.  Promptly after such surrender and the receipt of such written notice, the Corporation will, subject to the terms of subparagraphs (d)(i) and (d)(ii) hereof, issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; PROVIDED, HOWEVER, that if such conversion is subject to subparagraph (d)(iv) below, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such surrendered certificate or certificates shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Notwithstanding the foregoing, in the case of a conversion subject to subparagraph (d)(iv) below, the conversion shall be deemed effective upon the expiration of the Deferral Period referred to therein.

         (iv) NOTICE OF CONVERSIONS OR OTHER TRANSFERS TO THE MORGAN STANLEY STOCKHOLDERS. The Corporation shall not convert or directly or indirectly redeem, repurchase or otherwise acquire any shares of Class A Convertible Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares if such action would increase the percentage of any class of outstanding voting securities beneficially owned or controlled by any Morgan Stanley Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this subparagraph (d)(iv)), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Morgan Stanley Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of 10 business days (the "Deferral Period") after giving the Deferral Notice in order to allow each Morgan Stanley Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it beneficially owns, controls or has the power to vote, and if any such Morgan Stanley Stockholder then elects to convert any shares of Class A Convertible Common Stock it shall notify the Corporation in writing within 5 business days of the issuance of the Deferral Notice, in which case the Corporation shall (i) defer taking the pending action until the end of the Deferral Period, (ii) promptly notify from time to time each Morgan Stanley Stockholder holding shares of each proposed conversion and the proposed transactions, and (iii) effect the conversions

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                                          7


    requested by all Morgan Stanley Stockholders in response to the notices issued pursuant to this subparagraph (d)(iv) at the end of the Deferral Period.

         The Corporation shall deliver notice to each Morgan Stanley Stockholder (i) of the issuance of any shares of Class A Convertible Common Stock which, together with any other such issuances since the date of the last prior such notice, results in the number of outstanding shares of Class A Convertible Common Stock increasing by 3 percent or more since the date of such last prior notice and (ii) on the first day of each quarter, of the number of shares of each class of stock outstanding on such date.

         (v) AUTOMATIC CONVERSION UPON TRANSFER. Upon a Transfer (as hereinafter defined) by any Morgan Stanley Stockholder of any shares of Class B Convertible Non-Voting Common Stock to a person other than any other Morgan Stanley Stockholder or any Affiliate of any Morgan Stanley Stockholder, any shares of Class B Convertible Non-Voting Common Stock so Transferred shall automatically, without any action on part of the transferor, the transferee or the Corporation, be converted into an equal number of shares of Class A Convertible Common Stock upon the consummation of such Transfer. Upon surrender of the certificate or certificates representing the shares so Transferred and converted, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates representing the shares of Class A Convertible Common Stock into which such Transferred shares have been converted.

         (vi) STOCK SPLITS; ADJUSTMENTS. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of any class of Common Stock, the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

         In case of any reorganization, reclassification or change of shares of any class of Common Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common Stock into which such shares of Common Stock might

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                                          8


    have been converted immediately prior to such reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Common Stock into which such Common Stock might have been converted immediately prior to such event.

         (vii) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of each class of Common Stock or its treasury shares, solely for the purposes of issuance upon the conversion of shares of any class of Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of each such class of Common Stock.

         (viii) NO CHARGE. The issuance of certificates for shares of any class of Common Stock upon conversion of shares of any other class of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

         (e) NO PREEMPTIVE RIGHTS. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

         SECTION 4.3 PREFERRED STOCK. (a) Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the affirmative vote of a majority of the whole Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, including the dividend rate, redemption price and liquidation preference, and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock, or any debt securities, of the

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Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in this Restated Certificate of Incorporation or in any amendment hereto or in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the affirmative vote of a majority of the whole Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the DGCL. The authority of the Board of Directors with respect to each series shall also include, but not be limited to, the determination of restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock.

         (b)  Pursuant to the authority conferred by this Section 4.3 of
Article IV, the following series of Preferred Stock has been designated, consisting of such number of shares, with such voting powers and with such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

         Exhibit P-1    9 1/2% Cumulative Perpetual Preferred Stock

         SECTION 4.4 DEFINITIONS. As used herein, the following terms shall have meanings shown below:

         (a) "AFFILIATE" means with respect to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise, and shall include, in the case of any Person that is a trust or is acting through a nominee, any successor trust or nominee.

         (b) "MORGAN STANLEY STOCKHOLDERS" means Morgan Stanley Group Inc., a Delaware corporation, any of its affiliates (including, without limitation, Morgan Stanley Capital Investors, L.P., Morgan Stanley Capital Partners III, L.P., MSCP 892 Investors, L.P. and The Morgan Stanley Leveraged Equity Fund II, L.P., each a Delaware limited partnership) or any member of the Board of Directors who was nominated for election to the Board of Directors by any Morgan Stanley Stockholder.

         (c) "MS PERCENTAGE" means 49% of the outstanding shares of Class A Convertible Common Stock.

         (d) "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.


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                                          10


         (e) "TRANSFER or "TRANSFERRED" means a transfer, sale, assignment, pledge or other disposition.


                                      ARTICLE V

                              COMPROMISE OR ARRANGEMENT

         SECTION 5.1 COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or the members of the class of creditors, and/or on all the stockholders or the members of the class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                      ARTICLE VI

                                   INDEMNIFICATION

         SECTION 6.1 INDEMNIFICATION. (a) GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in

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                                          11


good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; PROVIDED, HOWEVER, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) PROCEEDINGS INITIATED BY ANY PERSON. Notwithstanding anything to the contrary contained in subsections (a) or (b) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

         (e) PROCEDURE. Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or

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                                          12


agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

         (f) ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.


         (g) RIGHTS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (h) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

         (i) DEFINITION OF "CORPORATION". For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (j) CERTAIN OTHER DEFINITIONS. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article VI.

         (k) CONTINUATION OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (l)  REPEAL OR MODIFICATION.  Any repeal or modification of this
Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.



                                     ARTICLE VII


                               LIABILITY OF A DIRECTOR

         SECTION 7.1 DIRECTOR LIABILITY. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

         (b) If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

         (c) Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.


                                     ARTICLE VIII

                     MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

         SECTION 8.1 MANAGEMENT OF THE AFFAIRS OF THE CORPORATION. (a) The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Amended and Restated Certificate of Incorporation or by the by-laws of the Corporation (the "By-Laws").

         (b) Election of directors of the Corporation need not be by written ballot, unless required by the By-Laws.

         (c) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The By-Laws, or any of them, may be altered, amended or repealed, or new by-laws may be made, but only to the extent any such alteration, amendment, repeal or new by-law is not inconsistent with any provision of this Amended and Restated Certificate of Incorporation as it may be amended from time to time, either by a majority of the whole Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least a 80% of the outstanding capital stock entitled to vote thereon.

         (2) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors shall be made by the decision of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 1998 annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death,
    resignation, retirement, disqualification or removal from office.   Subject
    to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than common stock) then outstanding, any vacancy in the Board, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the Board, the stockholders acting at an annual meeting or, if the vacancy is with respect to a director elected by a voting group, by action of any other directors elected by such voting group or such voting group. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
    Section 4.3 hereof applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 8.1(c) unless expressly provided by such terms.

         (3) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in this Restated Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

              (A) Nomination of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors,
         (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8.1(c)(3) and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 8.1(c)(3). In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of this Section 8.1(c)(3)(A), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

              (B) To be timely, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 8.1(c)(3)(A) must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or
         (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

              (C) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 8.1(c)(3)(A) must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons
         (including their
         names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

              (D) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8.1(c)(3). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         (4) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time only for cause by the affirmative vote of holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, considered for purposes of this paragraph as one class.

         (5) So long as the Morgan Stanley Stockholders own in the aggregate at least 25% of the voting Common Stock of the Corporation, an action required or permitted to be taken at an annual or special meeting of stockholders may be taken with the written consent of the stockholder or stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the time that the Morgan Stanley Stockholders no longer own in the aggregate at least 25% of the voting Common Stock of the Corporation, an action required or permitted to be taken at an annual or special meeting of stockholders will not be permitted to be taken by written consent in lieu of a meeting of stockholders, and, thus, stockholders will only be permitted to take action at an annual or special meeting called in accordance with the By-Laws.

         (6) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by (i) a majority of the members of the Board of Directors or (ii) any one of the Co-Chairman of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.


                                      ARTICLE IX

                                      AMENDMENTS

         SECTION 9.1 AMENDMENTS. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, repeal, or adopt any provision inconsistent with, Section 4.3 of Article IV, Section 8.1(c) of Article VIII or this Article IX of this Restated Certificate of Incorporation.


                                      ARTICLE X

                                   PRIVATE PROPERTY

         SECTION 10.1 PRIVATE PROPERTY. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

         This Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, ARM FINANCIAL GROUP, INC. has caused this certificate to be signed by ________________________, its ___________________, and attested by _________________________, its __________________, this _____
day of ________________, 1997.



                                  ARM FINANCIAL GROUP, INC.



                                  By:_________________________
                                       Name:
                                       Title:

ATTEST


By: _____________________
    Name:
    Title:

                                     EXHIBIT P-1


                             CERTIFICATE OF DESIGNATIONS

                                          OF

                         CUMULATIVE PERPETUAL PREFERRED STOCK

                                          OF

                              ARM Financial Group, Inc.


                      Pursuant to Section 151(g) of the General
                       Corporation Law of the State of Delaware


         ARM Financial Group, Inc., a corporation organized and existing under the laws of the State of Delaware (herein referred to as the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "Corporation Law"), DOES HEREBY CERTIFY:

         A resolution providing for and in connection with the creation and issuance of cumulative perpetual preferred stock of the Corporation, par value $.0l per share, stated value $25.00 per share, was duly adopted by the Board of Directors (the "Board of Directors") of the Corporation, pursuant to authority conferred on the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation, which resolution provides as follows:

         RESOLVED, that an issue of the cumulative perpetual preferred stock, par value $.0l per share, stated value $25.00 per share, of the corporation, consisting of 2,300,000 shares, is hereby created and provided for, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof are set forth in the following Sections:


         1.   DESIGNATION.   The designation of such cumulative perpetual
preferred stock shall be the 9-1/2% Cumulative Perpetual Preferred Stock (hereinafter designated as the "Cumulative Perpetual Preferred Stock") and the number of shares constituting such Cumulative Perpetual Preferred Stock is 2,300,000. The number of authorized shares of Cumulative Perpetual Preferred Stock may be increased or decreased by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or decrease has been so authorized, but the number of authorized shares of Cumulative Perpetual Preferred Stock shall not be decreased to a number below the total number of shares then outstanding.

         2.   DEFINITIONS.   As used herein, the following terms shall have the
following meanings, unless the context otherwise requires:

         "Additional Directors" shall have the meaning specified in paragraph B of Section 6 hereof.

         "Board of Directors" shall mean the Board of Directors of the Corporation or, unless the context otherwise requires, an authorized committee thereof.

         "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor other day on which banks in The City of New York, New York, are authorized by law to close.

         "Corporation" shall mean ARM Financial Group, Inc., a Delaware corporation, or its successor.

         "Date of Original Issue" shall mean, as to any Share, the date on which the Corporation initially issues such Share.

         "Default Period" shall have the meaning specified in paragraph B of
    Section 6 hereof.

         "Dividend Disbursing Agent" shall have the meaning specified in section 9 hereof.

         "Dividend Payment Date" shall have the meaning specified in paragraph A of Section 3 hereof.

         "Dividend Period" shall have the meaning specified in paragraph A of
    Section 3 hereof.

         "Dividend Rate" shall have the meaning specified in paragraph B of
    Section 3 hereof.

         "Holder" or "holder" shall mean, when used with respect to the Shares, the holder of such Shares as the same appears on the Stock Books.

         "Initial Dividend Period" shall have the meaning specified in paragraph A of Section 3 hereof.

         "Junior Liquidation Stock" shall have the meaning specified in Section 4 hereof.

         "Junior Shares" shall have the meaning specified in paragraph A of
    Section 3 hereof.

         "Outstanding" shall mean, with respect to Shares, as of any date, Shares theretofore issued by the Corporation except for (i) any Shares theretofore cancelled or delivered for cancellation by the Corporation,
    (ii) any Shares as to which the Corporation or any subsidiary thereof shall be an owner, beneficially or of record, or (iii) any Shares evidenced by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

         "Parity Preferred" shall have the meaning specified in paragraph A of
    Section 3 hereof.

         "Parity Securities" shall have the meaning specified in paragraph B of Section 6 hereof.

         "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Redemption Date" shall have the meaning specified in paragraph A of
    Section 5 hereof.

         "Redemption Price" shall have the meaning specified in paragraph A of
    Section 5 hereof.

         "Registrar" shall have the meaning specified in Section 9 hereof.

         "Shares" shall mean shares of the Cumulative Perpetual Preferred
    Stock.

         "Stated Liquidation Preference" shall have the meaning specified in
    Section 4 hereof.

         "Stock Books" shall mean the stock transfer books of the Corporation maintained by the Corporation or any agent of the Corporation.

         "Transfer Agent" shall have the meaning specified in Section 9 hereof.

         3.   DIVIDENDS AND DIVIDEND PERIODS.    A.  GENERAL.  The holders of
Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash preferential dividends at the Dividend Rate per annum, on the dates, for the periods and otherwise in the manner provided in this Section 3. The dates at which such preferential dividends on the Cumulative Perpetual Preferred Stock shall accumulate shall be the fifteenth day of March, June, September and

December of each year or, if such date is not a Business Day, on the next succeeding Business Day (each a "Dividend Payment Date"), commencing on March 15, 1994. Each preferential dividend on the Cumulative Perpetual Preferred Stock shall accumulate with respect to a quarterly dividend period starting on the day after a Dividend Payment Date and ending on the next Dividend Payment Date (a "Dividend Period"); PROVIDED that the initial preferential dividend shall accumulate with respect to a period that commences on the Date of Original Issue and ends on March 15, 1994 (the "Initial Dividend Period"). Such preferential dividends on the Cumulative Perpetual Preferred Stock shall be declared and paid or set apart for payment in full for all previous Dividend Periods before the declaration, payment or setting apart of any funds or assets for payment of any dividends (other than dividends in common stock of the Corporation or other stock ranking junior to the Cumulative Perpetual Preferred Stock as to dividends or the distribution of assets) on, or the making of, or the setting apart of, any funds or assets for any distribution with respect to any shares of the Corporation's common stock or any other stock of the Corporation ranking junior to the Cumulative Perpetual Preferred Stock as to dividends or the distribution of assets ("Junior Shares"), and before any purchase, redemption or other acquisition of any Junior Shares or the setting apart of any funds or assets for such purchase, redemption or acquisition. No preferential dividend shall be declared or paid or set apart for payment on any Shares for any current Dividend Period if dividends on any other Share or any other stock of the Corporation ranking on a parity with the Cumulative Perpetual Preferred Stock as to payment of dividends and distribution of assets ("Parity Preferred") are accumulated and unpaid for any prior Dividend Period or, in case of payment of dividend arrearages on Cumulative Perpetual Preferred Stock or Parity Preferred, unless at the same time the Corporation shall also declare, pay or set apart for payment, as the case may be, such amounts with respect to all such dividend arrearages on all Cumulative Perpetual Preferred Stock and Parity Preferred so that all such shares shall share ratably in such declaration, payment or reserve for payment in proportion to the respective amounts of dividends in arrears on all such shares to the date of payment. For purposes of this Section 3, dividend accumulations and arrearages do not include any dividends for any Dividend Payment Date that has not occurred.

         B. FIXED DIVIDEND RATE. Dividends on the Cumulative Perpetual Preferred Stock shall be cumulative from the Date of Original Issue and shall be payable to Holders as they appear on the Stock Books on the close of business on such respective dates, not exceeding 60 days preceding such Dividend Payment Date, as may be fixed by the Board of Directors in advance of the related Dividend Payment Date. Dividends on the Cumulative Perpetual Preferred Stock will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and will accumulate to the extent they are not paid an the Dividend Payment Date for the Dividend Period during which they accrue. Dividends paid with respect to Shares shall be paid pro rata to the holders entitled thereto. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to

Holders on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors. The dividend rate ("Dividend Rate") on the Cumulative Perpetual Preferred Stock for the initial Dividend Period, and for each Dividend Period thereafter, shall be 9-1/2% per annum. The amount of dividends payable for each full quarter Dividend Period for each Share shall be computed by dividing the Dividend Rate by four and multiplying the resulting rate by the amount of $25.00 per Share. The amount of dividends payable for the Initial Dividend Period on the Cumulative Perpetual Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Cumulative Perpetual Preferred Stock, shall be computed on the basis of a 360-day year of twelve 30-day months. Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Cumulative Perpetual Preferred Stock unless declared by the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Cumulative Perpetual Preferred Stock which may be in arrears.

         4. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before distribution to holders of the Corporation's common stock or any other stock of the Corporation ranking junior to the Cumulative Perpetual Preferred Stock upon liquidation ("Junior Liquidation Stock"), a liquidation distribution in the amount of $25.00 per Share (the "Stated Liquidation Preference") plus, with respect to each Share, an amount equal to all accrued and unpaid dividends on such Share (whether or not earned or declared) to and including the date of final distribution (together with the Stated Liquidation Preference, the
"Preference Amount").    If, upon any liquidation, dissolution or winding up of
the affairs of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Cumulative Perpetual Preferred Stock and any other class or series of stock ranking on a parity with the Cumulative Perpetual Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the Preference Amount together with the full amount of the preferential amounts payable on such other stock then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all preferential amounts payable thereon were paid in full. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with or into, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

         5. OPTIONAL REDEMPTION. A. GENERAL. The Shares may not be redeemed prior to December 15, 1998. The Shares will be subject to redemption, at the option of the Board of

Directors, in whole or in part, at any time and from time to time on or after December 15, 1998, upon at least 30 but not more than 60 days' notice, at a redemption price equal in amount to the Stated Liquidation Preference plus, with respect to each Share all accrued and unpaid dividends and distributions (the "Redemption Price"), whether or not declared, to the date of redemption (the "Redemption Date"). If less than all of the Outstanding Shares are to be redeemed, the Corporation will select the Shares to be redeemed by lot or pro rata (as nearly as may be practicable). There is no sinking fund or other obligation of the Corporation to redeem or retire the Shares. Unless full accumulated dividends on all Outstanding Shares shall have been or contemporaneously are declared and paid or set apart for payment for all past Dividend Periods, Shares may not be redeemed unless all of the Outstanding Shares are redeemed and neither the Corporation nor any subsidiary of the Corporation may purchase any Shares otherwise than pursuant to a purchase offer made on the same terms to all Holders, provided that the Corporation may complete the purchase or redemption of Shares for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to any time at which the Corporation becomes in arrears with respect to any dividends thereon. If fewer than all the Shares evidenced by any certificate are redeemed, a new certificate shall be issued evidencing the unredeemed Shares without cost to the holder thereof.

         B. NOTICE. In the event that the Board of Directors shall determine to redeem any Shares, notice of such redemption shall be given by the Transfer Agent by first class mail, postage prepaid, mailed not less than thirty nor more than sixty days prior to the Redemption Date, to each Holder of record to be redeemed at such Holder's address as the same appears on the Stock Books. Each such notice shall state: (i) the Redemption Date; (ii) the number of Shares to be redeemed and, if less than all the Shares held by such holder are to be redeemed, the number of Shares to be redeemed from such Holder; (iii) the Redemption Price and the manner in which such Redemption Price is to be paid and delivered; (iv) the place or places where certificates evidencing such Shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the Shares to be redeemed will cease to accrue on the Redemption Date. The Corporation's obligation to provide moneys in accordance with the provisions of Section 5(A) shall be deemed fulfilled if, on or before the Redemption Date, but not earlier than 45 days prior to the Redemption Date, the Corporation shall deposit with the Transfer Agent or other redemption agent, as a trust fund, a sum sufficient to redeem the Shares called for redemption, with irrevocable instructions and authority to such agent to give or complete the required notice of redemption and to pay the Holders the Redemption Price upon surrender of their certificates evidencing the Shares to be redeemed. Notice having been mailed as aforesaid, from and after the Redemption Date, such deposit of moneys with such agent by the Corporation shall be deemed to constitute full payment of such Shares to the holders thereof , and, from and after the date of such deposit, notwithstanding that any certificates evidencing such Shares shall not have been surrendered for cancellation, (i) such Shares shall no longer be deemed to be outstanding, (ii) the right to receive dividends and distributions on the Shares so called for redemption shall cease to accrue from and after the Redemption Date, (iii) arrearages in dividends, if any, on the Shares so called for redemption shall cease to accumulate and all right of the holders of Shares called for redemption as stockholders of the Corporation shall cease and terminate, except for the right to receive the Redemption Price, without interest, upon the surrender of such certificates.
Any interest accrued on the funds deposited with such agent shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from the Redemption Date shall, if thereafter requested by the Board of Directors, be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such Shares so called for redemption shall look only to the Corporation for payment of the Redemption Price.

         6. VOTING RIGHTS. A. GENERAL. Holders of the Shares will have no voting rights except as hereinafter described.

         B.   RIGHT TO ELECT TWO ADDITIONAL MEMBERS OF THE BOARD OF DIRECTORS.
(1) During any period when dividends on the Shares shall be in arrears for at least six quarterly dividends, whether or not consecutive, and shall not have been paid in full (a "Default Period") the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of the Shares and any other Parity Preferred which have voting rights comparable to the Shares which are then exercisable (the Shares and all such other shares being referred to, collectively, as the "Parity Securities"), voting as a class as described below, will be entitled to fill the vacancies so created by electing two additional directors of the Corporation at the next annual meeting of stockholders or at a special meeting of all of the holders of the Parity Securities called in accordance with paragraph B(2) of this Section
6. The directors so elected (the "Additional Directors") will have only the normal powers of members of the Board of Directors.

         (2) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of 10% of the Shares then outstanding, a special meeting of the holders of all the series of Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Additional Directors except as otherwise provided by law.
Notice of all meetings at which holders of the Shares shall be entitled to vote will be given to such Holders at their addresses as they appear in the Stock Books. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Additional Directors, without notice, other than an announcement at the meeting, until a quorum is present. If a Default Period shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Shares that would have been entitled to vote at such special meeting.

         (3) The term of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Parity Securities to elect Additional Directors shall continue, notwithstanding the election of the Additional Directors at such meeting by such holders. The Additional Directors, together with the incumbent directors elected by holders of the Corporation's common stock or other stock of the Corporation that are entitled to vote generally for the election of directors shall constitute the duly elected directors of the Corporation.

         (4) So long as a Default Period continues, (i) any vacancy in the office of an Additional Director may be filled (except as provided in the following clause (ii)) by the person appointed in an instrument in writing signed by the remaining Additional Director and filed with the secretary of the Corporation or, in the event there is no remaining Additional Director by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, in a meeting of stockholders or at a meeting of holders of Parity Securities called for such purpose, and (ii) in the case of the removal of any Additional Director, the vacancy may be filled by the person elected by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series on the basis set forth in paragraph B(2) of this Section 6, at the same meeting at which such removal shall be voted upon or any subsequent meeting. Each director who shall be elected or appointed by the remaining Additional Director as aforesaid shall be an Additional Director. Additional Directors may be removed only upon the vote of the holders of the Outstanding Parity Securities voting together as a single class without regard to series on the basis set forth in Paragraph B(2) of this Section 6. The Default Period shall terminate upon payment in full of all arrearages on dividends on the Cumulative Perpetual Preferred Stock. Upon termination of the Default Period, the right of the holders of all of the series of Parity Securities to vote for directors shall terminate and the term of office of all Additional Directors shall also terminate.

         C.    CONSENT TO NEW SHARES OR CHANGES IN PROVISIONS.   The
affirmative vote or consent of the holders of at least (i) a majority of the Outstanding Shares, voting as a class, will be required to authorize, create, or issue, or increase the authorized or issued amount of shares of, any class or series of Parity Preferred, and (ii) two-thirds of the Outstanding

Shares, voting as a class, will be required to (a) authorize, create, or issue, or increase the authorized or issued amount of shares of, any class or series of stock ranking prior to the Cumulative Perpetual Preferred Stock, either as to dividends or upon liquidation, or (b) amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Corporation's Certificate of incorporation or of this Certificate of Designations of the Cumulative Perpetual Preferred Stock so as to materially and adversely affect the preferences, special rights or powers of the Cumulative Perpetual Preferred Stock, PROVIDED, HOWEVER, that any increase in the number of authorized shares of preferred stock or the creation and issuance of any other series of Parity Preferred or any Junior Shares shall not be deemed to materially and adversely affect such preferences, special rights or powers. With respect to any such amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Corporation's Certificate of Incorporation or of this Certificate of Designations which would not equally affect each series of the Cumulative Perpetual Preferred Stock, an affirmative vote or consent of the holders of at least two-thirds of the Outstanding Shares and an affirmative vote or consent of the holders of at least two-thirds of the Outstanding Shares of the series that will have a diminished status as a result of such amendment, alteration or repeal will be required. Except as set forth above or as required by law, the holders of Cumulative Perpetual Preferred Stock will not be entitled to vote on any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation.

         7. PREEMPTIVE RIGHTS; CONVERSION OR EXCHANGE. The holders of Shares shall not have, by virtue of their ownership of Shares, any preemptive rights with respect to any shares of capital stock of the Corporation or any other securities of the Corporation convertible into, or carrying rights or options to purchase, any such shares. In addition, the holders of Shares shall not have, by virtue of their ownership of Shares, any rights herein to convert such Shares into or exchange such Shares for shares of any other class or classes or of any other series of any class or classes of any securities of the Corporation.

         8. EXCLUSIVE REMEDY. In the event that dividends are not timely declared on the Cumulative Perpetual Preferred Stock the exclusive remedy of the Holders against the Corporation shall be as set forth in this Certificate of Designations and in no event shall Holders have any right to maintain a suit or proceeding against the Corporation in respect of such dividends or damages for the failure to receive the same.

         9. ADDITIONAL AGREEMENTS. The Transfer Agent, Dividend Disbursing Agent and Registrar for the Cumulative Perpetual Preferred Stock is Chemical Bank.

         IN WITNESS WHEREOF, ARM Financial Group, Inc. has caused this Certificate of Designations to be made under the seal of the Corporation and signed by John Franco, the Co-Chairman, and attested by David M. Roth, its Secretary, this 23rd day of November 1993.

                        ARM FINANCIAL GROUP, INC.


                        By:  _____________________________
(CORPORATE SEAL)             John Franco
                             Co-Chairman and Co-Chief
                                  Executive Officer


Attest:


By: _____________________________
    David M. Roth
    Secretary